                                                                                                         EXHIBIT 23

                             Consent of Independent Registered Public Accounting Firm

The Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8
(Nos. 333-72009, 333-81211, 333-49740, 333-55814, 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312,
33-63423, 333-03391, 333-40114, 333-57470, 333-108900, 333-68620, and 333-124901), of Acxiom Corporation of our
reports dated June 8, 2005, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended, management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of Acxiom Corporation.

                                              /s/ KPMG LLP

Dallas, Texas
June 10, 2005